As filed with the Securities and Exchange Commission on December 8, 1997
                                                 Registration No. 333___________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          LIGHTPATH TECHNOLOGIES, INC.

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             (Exact name of Registrant as specified in its charter)

                 Delaware                                    86-0708398

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     (State or other jurisdiction of                     (I.R.S.  Employer
      incorporation or organization)                    Identification No.)

 6820 Academy Parkway East, NE, Albuquerque, New Mexico           87109

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     (Address of Principal Executive offices)                   (Zip Code)
                         Amended Omnibus Incentive Plan

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                            (Full title of the plan)

                               Leslie A. Danziger
                              Chairman & President
                          6820 Academy Parkway East, NE
                          Albuquerque, New Mexico 87109

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                     (Name and address of agent for service)
                                 (505) 342-1100

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          (Telephone number, including area code, of agent for service)

                                  With copy to:

                              James L. Adler, Esq.
                            Squire, Sanders & Dempsey
                       40 North Central Avenue, Suite 2700
                             Phoenix, Arizona 85004
                                 (602) 528-4046

Approximate Date of Commencement of Proposed Sale: As soon as practicable after the Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

                                                      Proposed               Proposed
       Title of                                        Maximum                Maximum
      Securities                Amount                Offering               Aggregate              Amount of
         To Be                   To Be                  Price                Offering             Registration
      Registered              Registered             Per Share*               Price*                   Fee
-----------------------------------------------------------------------------------------------------------------

Class A                        1,500,000               $7.31                $10,965,000             $3,322.72
Common Stock,
$.01 par value

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*        Estimated  solely  for the  purpose  of  calculating  the amount of the registration fee, pursuant to Rules 457(c) and 457th) of the Securities Act of 1933, on the basis of the closing price for shares of the Company's Class A Common Stock on November 25, 1997.

         Except as otherwise set forth herein, the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-23515) dated March 18, 1997, is incorporated herein by reference.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I will be delivered to participants in the Registrant's Amended Omnibus Incentive Plan in accordance with the requirements of Form S-8 and Securities Act Rule 428.

                                     PART II

Item 5.  Interest of Named Experts and Counsel.
         --------------------------------------

         On October 13, 1997, James L. Adler, Jr. was appointed to serve as a Director of the Registrant for a two year term, Mr. Adler is a partner of the law firm of Squire, Sanders & Dempsey L.L.P.

Item 8.  Exhibits.
         ---------


         4        Amended Omnibus Plan
         5        Opinion of Squire, Sanders & Dempsey L.L.P.
         23.1     Consent of Squire, Sanders & Dempsey L.L.P.
         23.2     Consent of KPMG Peat Marwick L.L.P.
         23.3     Consent of Ernst & Young L.L.P.
         25       Powers of Attorney

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, and the State of New Mexico, on November 26, 1997.

                                          LIGHTPATH TECHNOLOGIES, INC.
                                          a Delaware corporation


                                          By /s/ Leslie A Danziger
                                            ------------------------------------
                                                   Leslie A.  Danziger
                                                   Chairman of the Board and
                                                   Chief Executive Officer

                            SPECIAL POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, constitutes and appoints Leslie A. Danziger and Donald E. Lawson, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or each of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                                          Title                        Date
---------                                          -----                        ----


/s/ Leslie A.  Danziger                     Chairman of the Board (Principal    November 26, 1997
----------------------------
Leslie A. Danziger                          Executive Officer)


/s/ Donald E.  Lawson                       President and                       November 26, 1997
----------------------------                Treasurer (Principal
Donald E. Lawson                            Financial and Accounting
                                            Officer)

/s/ Milton Klein                            Director                            November 26, 1997
----------------------------
Milton Klein


/s/ Louis Leeburg                           Director                            November 26, 1997
----------------------------
Louis Leeburg


/s/ Haydock H.  Miller, Jr.                 Director                            November 26, 1997
----------------------------
Haydock H. Miller, Jr.


/s/ James L. Adler, Jr.                     Director                            November 26, 1997
-----------------------
James L. Adler, Jr.

                                  EXHIBIT INDEX

Exhibit
Number            Description                             Method of Filing
-------           -----------                             ----------------

4        Amended Omnibus Incentive Plan                          *

5        Form of opinion rendered by Squire, Sanders             *
         & Dempsey, counsel for the Registrant
         (including consent)

23.1     Consent of Squire, Sanders
         & Dempsey L.L.P.                                 See Exhibit 5

23.2     Consent of KPMG Peat Marwick LLP                        *

23.3     Consent of Ernst & Young LLP                            *

25       Powers of Attorney                               See Signature Page

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* Filed herewith
                                       5